SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 17, 2005
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)

02370
(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On February 10, 2005 the Board of Directors of Independent Bank Corp. (the “Company”) unanimously voted to: submit Restated Articles Of Organization for the Company (the “Revised Corporate Charter”) to shareholders for approval; and, to approve Revised By-Laws for the Company to make them consistent with the Revised Corporate Charter. The February 10, 2005 Board vote approving the Revised By-laws, however, was expressly conditioned upon shareholder approval of the Revised Corporate Charter and stated that the Revised By-Laws would only take effect if shareholders approved the Revised Corporate Charter.

The Company’s Annual Shareholder Meeting was held on April 21, 2005. Approval of the revised Corporate Charter, comprised of seven separate proposals 4A to 4G, required the approval of at least two-thirds of the Company’s issued and outstanding common stock as of the Record Date for the Annual Shareholder Meeting.

Proposals 4A, 4B, 4C, 4D, and 4G pertained, respectively, to: unlimited voting rights for common stock (4A); the elimination of Series A Preferred stock (4B); shareholder proposals for shareholder meetings (4C); the elimination of provisions relating to “Acquiring Entities” (4D); and, the indemnification of directors and officers (4G). Shareholders approved Proposals 4A, 4B, 4C, 4D, and 4G, with at least approximately 74% of issued and outstanding shares as of the Record Date voting “FOR” each of them, more than the required two-thirds of issued and outstanding shares as of the Record Date.

Proposals 4E and 4F pertained, respectively, to: shareholder ratification of mandatory Director retirement at age 72; and, the ability of the Board to remove Directors “for cause.” At least approximately 63% of issued and outstanding shares as of the Record Date voted “FOR” Proposal 4E, and, at least approximately 64% of issued and outstanding shares as of the Record Date voted “FOR” Proposal 4F. Shareholder approval, therefore, was not obtained for Proposals 4E and 4F because both fell short of the required two-thirds issued and outstanding shares level.

The Company has prepared new versions of the Revised Corporate Charter and revised By-Laws in accordance with the outcome of the April 21, 2005 shareholder vote. A copy of the Revised Corporate Charter, prepared in accordance with the outcome of the April 21, 2005 shareholder vote, is attached hereto as Exhibit 99.1. A copy of the Revised By-Laws, also prepared in accordance with the outcome of the April 21, 2005 shareholder vote, is attached hereto as Exhibit 99.2.

On May 17, 2005 the Company filed the new version of the Revised Corporate Charter attached hereto as Exhibit 99.1 with the Secretary of State for the Commonwealth of Massachusetts.

ITEM 8.01 OTHER EVENTS

See disclosure made above under Item 5.03.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: May 18, 2005	BY: /s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL